EMPLOYMENT AGREEMENT

This Agreement for Employment is made this 5th day of January, 1998, by and between New York Regional Rail Corporation ("Employer") and W. Robert Bentley ("Employee").

For good and valuable consideration, receipt of which is hereby acknowledged the Employer shall employ as any Employee subject to the following terms and conditions.

1.       The Employee shall commence employment on January 5, 1998.

2.       The Employee shall perform the following duties and responsibilities:

         a) The Employee shall perform the duties and responsibilities as President of the New York Cross Harbor Railroad ("NYCH"). Said duties and responsibilities shall include those set forth in the Articles of Incorporation and Corporate By-Laws of the NYCH, which Employee acknowledges receipt of. Employer agrees to jointly develop a organizational structure with Employee such that all operational employees of NYCH will report to Employee.

         b) The Employee shall perform such further and other duties as are required by the Employer.

    The Employee shall work Monday through Friday from 8 A.M. to 5 P.M. and such additional hours as are required by the Employer for the Employee to competently perform the duties of his position. The Employer recognizes Employee has requested flexible work hours and Employer agrees to this request provided the Employee fulfills the duties and responsibilities as described in 2. above. The Employee shall use his best efforts on behalf of the Employer.

4. The Employee shall comply with all stated standards of performance, policies, rules, regulations and manuals, receipt of which by the Employee is hereby acknowledged. The Employee shall also comply with such future Employer policies, rules, regulations, performance standards and manuals as may be published or amended from time to time.

5. The Employee's employment under this Agreement shall commence January 5, 1998 and shall terminate on December 31, 2001, unless terminated prior to such time for cause.

6. The Employer shall pay to the Employee as compensation for services, and the Employee agrees to accept the sum of $75,000.00 per year payable weekly of $1442.31, and be entitled to the following "fringe benefits":

         a) Employer will provide Employee with family health insurance or will reimburse Employee for Employee's current insurance plan, said plan current costs is $365.00 per month.
         b) Employer will compensate Employee for local housing costs up to $700.00 per month for a period of one year.
         c) Employer will provide Employee with Company Vehicle.
         d) Employer will provide Employee with 4 weeks paid vacation per year.
         e) Employer will provide Employee with 1,000,000 shares of Employer Common Stock. These shares will be held in escrow pursuant to terms to be jointly agreed to by Employer and Employee. Said terms will include a vesting schedule and a purchase option for acquiring up to ______ shares of Employer's common stock.
         f) Employer will reimburse Employee for reasonable Business and Travel Expenses within the Guidelines provided by the Internal Revenue Service.

7. This contract of employment may terminate upon the occurrence of any of the following events:

        (a) the death of the Employee;
        (b) the failure of the Employee to perform his duties satisfactorily after notice or warning thereof;
        (c) for just cause based upon non-performance of duties by Employee.
        (d) economic reasons of the Employer which may arise during the term of this Agreement and which may be beyond the control of the Employer.

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8.       The Employee shall not, at any times during the period hereof, and for
5 years from the date of termination of this Agreement, directly or indirectly, within a Geographic area of 100 miles, engage in, or become involved in, any competitive or similar business as that of the within Employer.

9. Any dispute under this contract shall be required to be resolved by binding arbitration of the parties hereto. Each party shall select one arbitrator and both arbitrators shall select a third. The arbitration shall be governed by the rules of the American Arbitration Association then in force and effect.

10. This Agreement may not be assigned without prior notice by either party and subject to the mutual consent and approval of any such assignment.

11. This Agreement constitutes the complete understanding between the parties, unless amended by a subsequent written instrument signed by the employer and employee.



    Employee                                                    Employer